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                                                                   EXHIBIT 10.23
[BANK OF AMERICA LOGO]

                                PROMISSORY NOTE

BORROWER: Trio-Tech International         LENDER: Bank of America, N.A.
          KTS Incorporated                        CLSC-Commercial Banking (LA)
          14731 Califa Street                     CA9-703-11-11
          Van Nuys, CA 91411                      333 South Beaudry Avenue,
                                                  11th Floor
                                                  Los Angeles, CA 90017-1486

PRINCIPAL AMOUNT: $3000,000.00                  DATE OF NOTE: SEPTEMBER 20, 2002

PROMISE TO PAY. Trio-Tech International and KTS Incorporated ("Borrower") jointly and severally promise to pay to Bank of America, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Hundred Thousand & 00/100 Dollars ($300,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on October 1, 2003. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning October 1, 2002, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the rate of interest publicly announced from time to time by the Lender as its Prime Rate. The Prime Rate is set by the Lender based on various factors, including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Lender's Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each date of such change in the index. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full," "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank of America, N.A., CA9-703-11-11, 333 South Beaudry Avenue, 11th Floor Los Angeles, CA 90017-1486.

LATE CHARGE. If a payment is 15 days or more late. Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 6,500 percentage points over the Index.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

         PAYMENT DEFAULT. Borrower fails to make any payment when due under this Note.

         OTHER DEFAULTS. Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

         DEFAULT IN FAVOR OF THIRD PARTIES. Borrower of any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property of Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

         FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

         INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

         EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

         CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

         ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or


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                                 PROMISSORY NOTE
                                   (CONTINUED)                            PAGE 2

     performance of this Note is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses or bankruptcy proceedings (including efforts to modify or vacale any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. LENDER AND BORROWER HEREBY WALVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF CALIFORNIA. THIS NOTE HAS BEEN ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of any County, State of California.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions or payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ARBITRATION. (a) This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or
(ii) any document related to this agreement; (collectively a "Claim").

(b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

(d) The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims stall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration headings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(e) The arbitraton(s) will have the authority to decide whether any Claim is barred by the statute of limitations and. if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitratable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiale judicial or nonjudicial foreclosure against any real or personal property collateral;
(iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitraton

(h) The procedure described above will not apply it the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Lender secured by real property located in California. In this case, all of the parties to this agreement must consent to submission of the Claim to arbitration. If both parties do not consent to arbitration, the Claim will be resolved as follows: The parties will designate a referee (or a panel of referees) selected under the auspices of JAMS in the same manner as arbitrators are selected in JAMS administered proceedings. The designated referee(s) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee (or presiding referee of the panel) will be an active attorney or a retired judge. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

ADDITIONAL DEFAULTS.

Each of the Following shall constitute an event of default ("Event of Default") under this Note:

EVENT OF DEFAULT UNDER RELATED DOCUMENTS. A default or event of default occurs under the terms of any promissory note, guaranty, pledge agreement, security agreement or other agreement or instrument executed by Borrower or any guarantor, pledgor, accommodation party or other obligor in connection with or relating to this Note.

JUDGMENT. The entry of a judgment against any Borrower or guarantor, pledgor, accommodation party or other obligor which Lender deems to be of a material nature, in Lender's sole discretion.

DEFAULT BY AFFILIATES. Any affiliate of Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of Lender or any other creditor.
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                                 PROMISSORY NOTE
                                   (CONTINUED)                            PAGE 3

ADVERSE GOVERNMENT ACTION. Any governmental authority (including, without limitation, any nation, state or other political subdivision thereof, any central bank, and any entity exercising executive, legislative, judicial, regulatory or administrative functions, and any corporation or other entity owned or controlled by any of the foregoing) takes or institutes action, which, in the opinion of Lender, will adversely affect Borrower's financial condition or ability to pay or perform Borrower's obligations under this Note or any instrument or agreement required under, or executed in connection with, this Note.

SALE OF NOTE ASSIGNMENT. Lender may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

COUNTERPART SIGNATURES. This Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

PRE BILLING. If the Borrower and Lender elect to use pre-billing calculation, for each payment date (the "Due Date") the amount of each payment debit will be determined as follows: On the "Billing Date" Lender will prepare and mail to Borrower an invoice of the amounts that will be due on that Due Date ("Billed Amount"). (The "Billing Date" will be a date that is a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by Lender and Borrower.) The calculation of the Billed Amount will be made on the assumption that no new extensions of credit or payments will be made between the Billing Date and the Due Date, and that there will be no changes in the applicable interest rate. On the Due Date Lender will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date ("Accrued Amount"). If the Due Date does not fail on a Business Day, Lender shall debit the Designated Account on the first Business Day following the Due Date. For purposes of this Agreement, "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks are authorized to close or are in fact closed in the state where the Lender's lending office is located. If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the difference will be treated as follows: If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the underpayment. Borrower will not be in default by reason of any such underpayment. If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the overpayment. Regardless of any such difference, interest will continue to accrue based on the actual amount of principal outstanding without compounding. Lender will not pay interest on any overpayment.

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower's account numbered 14630-01929 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

TERMINATION OF AUTOMATIC PAYMENTS. In the event that Borrower terminates the Automatic Payment arrangement with Lender, Borrower agrees that the interest rate under the Note will increase, at the discretion of the Lender, by one-half percentage point (0.50%) per annum over the rate of interest stated in the Note, and the amount of each interest installment will be increased accordingly. The effective rate of interest under the Note shall not in any event exceed the maximum rate permitted by law.

ADDITIONAL INTEREST AFTER DEFAULT. Upon any Event of Default under this Note, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note to the interest rate specified in the paragraph above entitled "Interest After Default".

CLOSING FEE. Borrower agrees to pay to Lender a loan fee in the amount of $1,375.00. This fee is due at closing.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, walve any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.
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                                PROMISSORY NOTE
                                  (CONTINUED)                             PAGE 4

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

TRIO-TECH INTERNATIONAL

By: /s/ A. Charles Wilson                       By: /s/ Siew Wai Yong
   -------------------------------------           -----------------------------
   A. Charles Wilson, Chairman of the              Siew Wai Yong, President/CEO
   Board of Trio-Tech International                of Trio-Tech International


KTS INCORPORATED

By: /s/ A. Charles Wilson                       By: /s/ Siew Wai Yong
   -------------------------------------           -----------------------------
   A. Charles Wilson, Chairman of the              Siew Wai Yong, President/CEO
   Board of KTS Incorporated                       of KTS Incorporated

                                   [ILLEGIBLE]